Exhibit 23.6






                             CONSENT



     In accordance with Commission Rule 438 pursuant to the Securities Act of 1933, as amended, I hereby consent to the use of my name as a proposed director of South Alabama Bancorporation, Inc. as set forth in this Registration Statement on Form S-4.





                               /s/ Jack O. Kerby, Sr.
                              Jack O. Kerby, Sr.





                                                     Exhibit 23.6






                             CONSENT



     In accordance with Commission Rule 438 pursuant to the Securities Act of 1933, as amended, I hereby consent to the use of my name as a proposed director of South Alabama Bancorporation, Inc. as set forth in this Registration Statement on Form S-4.





                                   /s/ Stratton F. Lewis, Jr.
                                   Stratton F. Lewis, Jr.